UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-35525	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia

Aliso Viejo, California 92656

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 362-5800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2014, the Board of Directors of Smith Micro Software, Inc. (the “Company”) elected Steven Elfman as a new director of the Company. Mr. Elfman will serve in the class of directors whose terms expire at the Annual Meeting of Stockholders held in 2015. The Board has fixed the size of the Board of Directors at six members to accommodate the addition of Mr. Elfman as a new director.

Mr. Elfman has not been a party to, nor has he had a direct or indirect material interest in, any transaction with the Company during the current or preceding fiscal year.

Item 9.01. Financial Statements and Exhibits.

9.01(d) Exhibits.

99.1	Press Release, dated November 7, 2014, announcing the election of Steven Elfman as a new director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.

Date: November 7, 2014	/s/ Steven M. Yasbek
Steven M. Yasbek
Vice President and Chief Financial Officer